UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2004 (August 5, 2004)

Healthcare Realty Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-11852 (Commission File Number)	62-1507028 (IRS Employer Identification No.)

3310 West End Avenue
Suite 700
Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 269-8175

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure
SIGNATURES
Ex-99.1 Press Release

Item 9. Regulation FD Disclosure

     On August 5, 2004, Healthcare Realty Trust issued a press release announcing the exercise of an over-allotment option granted to the underwriters of its previously announced offering of 4,000,000 shares of common stock, which was completed on July 28, 2004, for an additional 600,000 shares of common stock, priced at $36.30 per share. The Company expects to close the sale of the additional shares today. The net proceeds of the over-allotment shares, after underwriting discounts and commissions, will be approximately $20.7 million and will be used to repay indebtedness and fund general corporate purposes.

     A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Scott W. Holmes
Senior Vice President and Chief Financial Officer

Date: August 5, 2004